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                                                                       Exhibit 5


                             [AT&T Corp. Letterhead]


                                        February 16, 1995


AT&T Corp.
32 Avenue of the Americas
New York, NY  10013

Dear Sirs:

          With reference to the registration statement on Form S-4 which AT&T Corp. (the "Company") proposes to file with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, registering 5 million common shares (par value $1 per share) of the Company (the "Shares") which may be offered and sold by the Company in connection with the Company's program of acquisitions of cellular service properties, I am of the opinion that:

     1. the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York;

     2. when sold in accordance with resolutions of the Board of Directors relating to the offer, sale and issuance of the Shares, the Shares will be legally issued, fully paid and nonassessable.

          In giving the foregoing opinion, I have relied on an opinion of H. John Hokenson, General Attorney, AT&T Corp., to the undersigned and the Company, dated today.

          I hereby consent to the filing of this opinion with the SEC in connection with the registration statement referred to above.

                                        Very truly yours,




                                        Marilyn J. Wasser
                                        Vice President - Law and Secretary